Exhibit 99.1

CBTX, Inc. First Quarter 2021 \ Investor Presentation NASDAQ: CBTX

2 SAFE HARBOR STATEMENT AND NON-GAAP FINANCIAL MEASURES NON-GAAP FINANCIAL MEASURES This presentation contains certain non-GAAP (generally accepted accounting principles) financial measures, including tangible equity, tangible assets, tangible book value per share, tangible equity to tangible assets, return on average tangible equity, and pre-provision net revenue. The non-GAAP financial measures that CBTX, Inc.(the “Company”) discusses in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP.A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided at the end of this presentation. FORWARD-LOOKING STATEMENTS This presentation may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the Company’s ability to manage the economic risks related to the impact of the COVID-19 pandemic and the sustained instability in the oil and gas industry (including risks related to its customers’ credit quality, deferrals and modifications to loans, the Company’s ability to borrow, and the impact of a resultant recession generally); natural disasters and adverse weather (including the effects of recent hurricanes, tropical storms, tropical depressions and winter storms on the Company’s market area), acts of war or terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities and other matters beyond the Company’s control; the geographic concentration of the Company’s markets in Beaumont and Houston, Texas; the Company’s ability to manage changes and the continued health or availability of management personnel; the amount of nonperforming and classified assets that the Company holds and the time and effort necessary to resolve nonperforming assets; deterioration of asset quality; interest rate risk associated with the Company’s business; national business and economic conditions in general and in the financial services industry, and within the Company’s primary markets; volatility and direction of oil prices, including risks related to the collapse of and instability in oil prices, and the strength of the energy industry, generally and within Texas; the composition of the Company’s loan portfolio, including the identity of the Company’s borrowers and the concentration of loans in specialized industries, including the creditworthiness of energy company borrowers; changes in the value of collateral securing the Company’s loans; the Company’s ability to maintain important deposit customer relationships and its reputation; the Company’s ability to maintain effective internal control over financial reporting; the Company’s ability to pursue available remedies in the event of a loan default for loans under the Paycheck Protection Program, or PPP, and the risk of holding such loans at unfavorable interest rates and on terms that are less favorable than those with customers to whom the Company would have otherwise lent; the volatility and direction of market interest rates; liquidity risks associated with the Company’s business; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third-party servicers; the failure of certain third-party vendors to perform; the initiation and outcome of litigation and other legal proceedings against the Company or to which it may become subject; the operational risks associated with the Company’s business; the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network of the U.S. Department of Treasury, or FinCEN, or reviews or the ability to obtain the required regulatory approvals; the Company’s ability to meet the requirements of its Formal Agreement with the Office of the Comptroller of the Currency, and the risk that such Formal Agreement may have a negative impact on the Company’s financial performance and results of operations; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; governmental or regulatory responses to the COVID-19 pandemic and newly enacted fiscal stimulus that impact the Company’s loan portfolio and forbearance practice; and further government intervention in the U.S. financial system that may impact how the Company achieves its performance goals. Additionally, many of these risks and uncertainties are currently elevated by and may or will continue to be elevated by the COVID-19 pandemic. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

The Bank Built or Business 3 • Gross loans increased from March by $269.4 million due to originations of $336.1 million of PPP loans during Q2 offset by paydowns/payoffs • Total commercial loans (1) were 86.7% of total loans at June 30, 2020 • At June 30, 2020, 76.4% of loans are Houston-based • Focused on lending to professionals and local small- and mid-sized businesses • At June 30, 2020, 6.1% of gross loans were related to oil and gas. See page 13. • Key emphasis on developing core relationships • Well-diversified loan portfolio • Founded in 2007 and completed IPO in November 2017 • Primarily a business bank with 35 banking centers located across Houston, East Texas and Dallas • Experienced management team with deep ties in the markets served • Strong credit culture • Low-cost core funding - total deposits of $3.4 billion as of 3/31/2021 • Strong insider ownership of 26% as of 3/31/2021 • Increased quarterly dividend to $0.13 per share, paid on 4/15/2021 • Repurchased 181,089 shares of common stock in Q1 2021 at an average price of $27.44 per share • Strong capital levels with Q1 2021 total risk- based capital of 17.00%, tier-1 risk-based capital of 15.75% and common equity tier 1 capital ratio of 15.75% COMPANY SNAPSHOT

# FINANCIAL HIGHLIGHTS

| Financial Highlights | Q1 2021 | Q4 2020 | Q3 2020 | Q2 2020 | Q1 2020 |
|---|---|---|---|---|---|
| **Balance Sheet (000)** | | | | | |
| Total Assets | $ 4,028,639 | $ 3,949,217 | $ 3,814,672 | $ 3,901,725 | $ 3,425,650 |
| Loans, Net | 2,850,758 | 2,883,480 | 2,920,457 | 2,895,210 | 2,640,393 |
| PPP Loans | 274,336 | 275,396 | 330,512 | 330,449 | - |
| PPP Deferred Fees / Unearned Discount | (5,560) | (4,159) | (6,251) | (6,744) | - |
| PPP Loans, Net[1] | 268,776 | 271,237 | 324,261 | 323,705 | - |
| Total Deposits | 3,384,747 | 3,301,794 | 3,170,664 | 3,254,203 | 2,792,233 |
| Book Value per Share | 22.31 | 22.20 | 21.89 | 21.71 | 21.70 |
| Tangible Book Value per Share[2] | 18.84 | 18.74 | 18.44 | 18.26 | 18.23 |
| **Income Statement (000)** | | | | | |
| Net Interest Income | $ 33,090 | $ 32,520 | $ 31,708 | $ 32,158 | $ 32,220 |
| Provision for Credit Losses | 412 | (135) | 4,108 | 9,870 | 5,049 |
| Noninterest Income | 3,111 | 3,522 | 4,023 | 2,909 | 4,327 |
| Noninterest Expense | 23,285 | 23,658 | 23,858 | 22,495 | 22,089 |
| Net Income | 10,019 | 10,236 | 6,421 | 2,163 | 7,541 |
| Pre-Provision Net Revenue[2][3] | 12,916 | 12,384 | 11,873 | 12,572 | 14,458 |
| Diluted Earnings per Share | 0.41 | 0.41 | 0.26 | 0.09 | 0.30 |
| **Capital Ratios** | | | | | |
| Total Shareholders' Equity to Total Assets | 13.54 % | 13.84 % | 14.18 % | 13.77 % | 15.67 % |
| Tangible Equity to Tangible Assets[2] | 11.67 | 11.94 | 12.22 | 11.84 | 13.51 |
| Common Equity Tier 1 Capital Ratio | 15.75 | 15.45 | 15.41 | 15.30 | 15.23 |
| Tier 1 Risk-Based Capital Ratio | 15.75 | 15.45 | 15.41 | 15.30 | 15.23 |
| Total Risk-Based Capital Ratio | 17.00 | 16.71 | 16.67 | 16.56 | 16.42 |
| Tier 1 Leverage Ratio | 11.90 | 12.00 | 11.90 | 11.96 | 13.18 |

(1) PPP Loans, Net are included in Loans, Net above. See page 12 for further details.
(2) See Appendix for reconciliation of non-GAAP financial measures.
(3) Pre-provision net revenue is net income, with the provision for credit losses and income tax expense added back.

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5 FINANCIAL HIGHLIGHTS (Continued) (1) Annualized. (2) See Appendix for reconciliation of non-GAAP financial measures. (3) Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income. Financial Highlights Q1 2021 Q4 2020 Q3 2020 Q2 2020 Q1 2020 Profitability Return on Average Assets 1.03% 1.05% 0.66% 0.23% 0.87 % Return on Average Shareholders' Equity(1) 7.39 7.47 4.70 1.60 5.64 Return on Average Tangible Equity(1)(2) 8.75 8.85 5.57 1.90 6.71 Net Interest Margin - Tax Equivalent(1) 3.71 3.62 3.55 3.68 4.06 Cost of Total Deposits(1) 0.17 0.19 0.23 0.26 0.53 Efficiency Ratio(3) 64.32 65.64 66.77 64.15 60.44 Credit Quality Allowance for Credit Losses / Loans Excluding Loans Held for Sale 1.41% 1.39% 1.49% 1.35% 1.17 % Allowance for Credit Losses / Loans Excluding Loans Held for Sale and PPP Loans 1.56 1.53 1.67 1.52 1.17 Nonperforming Assets / Total Assets 0.59 0.61 0.41 0.29 0.04 Nonperforming Loans / Loans Excluding Loans Held for Sale 0.81 0.82 0.53 0.38 0.05 Net Charge-offs (Recoveries) / Average Loans(1) 0.01 0.49 0.02 0.01 (0.05)

The Bank Built or Business 6 Stable Core Deposits(1)(2) (1) Core deposits defined as total deposits less jumbo time deposits (time deposits over $100,000). (2) 2018 – 2020 figures as of year end 12/31. Q1 2021 figures as of 3/31/2021. DEPOSITS • Gross loans increased from March by $269.4 million due to originations of $336.1 million of PPP loans during Q2 offset by paydowns/payoffs • Total commercial loans (1) were 86.7% of total loans at June 30, 2020 • At June 30, 2020, 76.4% of loans are Houston-based • Focused on lending to professionals and local small- and mid-sized businesses • At June 30, 2020, 6.1% of gross loans were related to oil and gas. See page 13. • Key emphasis on developing core relationships • Well-diversified loan portfolio • Proven ability to generate low-cost core deposits(1) to fund loan growth • Loan to deposit ratio was 85.4% as of 3/31/2021 • Noninterest-bearing demand deposits were 47.9% of total deposits as of 3/31/2021 • Core deposits(1) were 95.7% of total deposits with minimal reliance on time deposits as of 3/31/2021 • Relationship based ~ 84.7% of loan customers also had a deposit relationship as of 3/31/2021 • Total deposits increased by $83.0 million, or 2.5%, from 12/31/2020 to 3/31/2021 and the cost of total deposits was 0.17% for Q1 2021 42.8% 41.5% 44.7% 47.9% 50.4% 51.2% 50.7% 47.8% 6.8% 7.3% 4.6% 4.3% 2018 2019 2020 Q1 2021 Noninterest-Bearing Demand Deposits Other Core Deposits Jumbo Time Deposits (%) Noninterest-bearing Demand Accounts $ 1,621,408 47.9% Interest-bearing Demand Accounts 368,124 10.9% Money Market Accounts 995,945 29.4% Savings Accounts 112,467 3.3% Certificates and Other Time > $100K 145,762 4.3% Certificates and Other Time < $100K 141,041 4.2% Total Deposits $ 3,384,747 100.0% Cost of Total Deposits - Q1 2021 0.17% (000) Deposits 3/31/2021

The Bank Built or Business 7 Loan Portfolio Composition(2) (1) Commercial loans defined as total loans less 1-4 family residential, consumer, agriculture and other loans. (2) 2018 – 2020 figures as of year end 12/31. Q1 2021 figures as of 3/31/2021. (3) See page 10 for information about how the Company classifies its direct and indirect oil and gas loans. LOAN PORTFOLIO • Gross loans increased from March by $269.4 million due to originations of $336.1 million of PPP loans during Q2 offset by paydowns/payoffs • Total commercial loans (1) were 86.7% of total loans at June 30, 2020 • At June 30, 2020, 76.4% of loans are Houston-based • Focused on lending to professionals and local small- and mid-sized businesses • At June 30, 2020, 6.1% of gross loans were related to oil and gas. See page 13. • Key emphasis on developing core relationships • Well-diversified loan portfolio • Total commercial loans(1) were 88.4% of total loans as of 3/31/2021 • As of 3/31/2021, 76.7% of loans were Houston-based • Focused on lending to professionals and local small and mid-sized businesses • As of 3/31/2021, 5.8% of gross loans were directly and indirectly related to oil and gas(3) • Key emphasis on developing core relationships • Well-diversified commercial loan portfolio 83.7% 84.4% 87.4% 88.4% 16.3% 15.6% 12.6% 11.6% 2018 2019 2020 Q1 2021 Total 1-4 Family Residential, Consumer, Agriculture and Other Loans Total Commercial Loans (000) (%) Commercial and Industrial $ 756,707 26.1% Real Estate: Commercial Real Estate 1,072,263 36.9% Construction and Development 464,091 16.0% 1-4 Family Residential 224,880 7.7% Multi-family Residential 271,719 9.4% Consumer, Agriculture and Other 114,128 3.9% Gross Loans $ 2,903,788 100.0% Average Yield on Loans - Q1 2021 4.64% Average Yield on Loans Excluding PPP Loans - Q1 2021 4.49% Loan Portfolio 3/31/2021

The Bank Built or Business COMMERCIAL LOANS 8 Multi-family ($418M) • Operating lines of credit, fixed asset financing and real estate loans to industrial companies involved in the construction, modification, support and maintenance of petrochemical plants Industrial Construction/Equipment Rental Multi-Family Community Development • Operating lines of credit, fixed asset financing and real estate loans to law firms, medical practices and professional service firms • Texas-based community development projects promoting affordable housing and total $316.1 million ($234.2 million permanent and $81.9 million construction) as of 3/31/2021 • Predominantly local investor projects (i.e., industrial, office and retail buildings) with investors/developers with long-term CBTX relationships • Term financing of real estate facilities for businesses and clients Professional/Medical Non-Owner Occupied CRE Owner Occupied CRE Loan Components - 3/31/2021 T Commercial and Industrial: PPP Loans $ 274,336 10.7% Industrial Construction/Equipment Rental 110,484 4.3% Oil and Gas 92,224 3.6% Manufacturing 30,830 1.2% Professional/Medical 61,851 2.4% Other 186,982 7.3% Total Commercial and Industrial 756,707 29.5% Commercial Real Estate: Non-owner Occupied 606,566 23.6% Owner Occupied 391,867 15.3% Oil and Gas 73,830 2.9% Total Commercial Real Estate 1,072,263 41.8% Construction and Development: Commercial 169,956 6.6% Land and Development 152,609 6.0% Multi-family Community Development 81,915 3.2% 1-4 Family 58,546 2.3% Oil and Gas 1,065 - Total Construction and Development 464,091 18.1% Multi-family Residential: Multi-family Community Development 234,243 9.1% Other 37,476 1.5% Total Multi-family Residential 271,719 10.6% Total Commercial Loans 2,564,780 100.0% Other Loans 1-4 Family Residential 224,880 Consumer, Agriculture and Other 113,764 Oil and Gas 364 Total Other Loans 339,008 Total Gross Loans $ 2,903,788 (000) % Commercial

The Bank Built or Business CONSTRUCTION AND DEVELOPMENT LOANS 9 (1) Total capital of CommunityBank of Texas, N.A., the wholly-owned subsidiary of the Company. Construction and Development Loans - 3/31/2021 Balance (000) Percentage of Capital(1) Commitment (000) Commercial $ 169,956 36.4% $ 226,320 Land - Commercial Purpose 102,717 22.0% 128,151 Land - Consumer Lots 18,433 4.0% — Land Development 31,459 6.7% 60,264 Multi-family Community Development 81,915 17.6% 159,126 1-4 Family - Primary 21,032 4.5% 31,623 1-4 Family - Commercial 37,514 8.0% 61,991 Oil and Gas 1,065 0.2% 2,940 Total $ 464,091 99.5% $ 670,415

The Bank Built or Business OIL AND GAS LOANS 10 • DIRECT - Loans to an entity with more than 50% of its revenue related to the well-head, oil in the ground or extracting oil or gas. This includes any activity, product or service related to the oil and gas industry, such as exploration and production (E&P), drilling, downhole equipment or services, oil field services, machine shops, pump or compressor at the well, midstream companies and midstream service companies. • INDIRECT - Loans to an entity with a material portion (20%- 50%) of its revenue from the type of companies defined above as “direct.” Examples include trucking companies, machine shops and commercial real estate with significant reliance on oil and gas companies. Direct: E&P $ 39,006 $ 40,097 $ 30,095 $ 30,104 Oil Field Services 50,604 49,526 45,053 56,743 Midstream 22,657 21,979 18,150 18,777 112,267 111,602 93,298 105,624 Indirect: Oil Field Services 23,856 25,116 49,231 51,122 Midstream 31,360 31,090 28,771 22,237 55,216 56,206 78,002 73,359 Total: E&P 39,006 40,097 30,095 30,104 Oil Field Services 74,460 74,642 94,284 107,865 Midstream 54,017 53,069 46,921 41,014 $ 167,483 $ 167,808 $ 171,300 $ 178,983 Components: Lines of Credit $ 49,510 $ 50,524 $ 52,784 $ 62,945 Secured by Real Estate 70,453 68,150 49,423 46,284 Equipment 8,514 9,037 38,998 39,650 Production Secured by Mineral Rights 39,006 40,097 30,095 30,104 $ 167,483 $ 167,808 $ 171,300 $ 178,983 Oil and Gas Loans (000) 3/31/2021 12/31/2020 6/30/2020 9/30/2020

# PAYCHECK PROTECTION PROGRAM

- Originated 834 new PPP loans with principal balances totaling $122.3 million during Q1 2021 as part of the third round of PPP financing
- As of 3/31/2021, the PPP portfolio included 1,259 loans with total principal balances of $56.7 million that qualified for the simplified forgiveness application for loans of not more than $150,000
- Interest earned on PPP loans for Q1 2021 and Q4 2020 included the recognition of $3.2 million and $2.1 million, respectively, of net loan fees
- Received payments totaling $123.4 million and $60.8 million related to forgiveness or payments by customers during Q1 2021 and Q4 2020, respectively

| PPP Loans[1] - 3/31/2021 | Principal Amount (000) | Number of PPP Loans |
|---|---|---|
| Loans $0 - $350,000 | $ 108,756 | 1,484 |
| Loans $350,000 - $2 million | 98,761 | 138 |
| Loans over $2 million | 66,819 | 20 |
| Gross PPP loans | 274,336 | 1,642 |
| Deferred loan fees and costs | (5,560) | |
| Net PPP loan | $ 268,776 | |

| Yield Analysis Q1 2021 | Average Outstanding Balance (000) | Interest Earned (000) | Average Yield[2] |
|---|---|---|---|
| Total Loans | $ 2,901,291 | $ 33,165 | 4.64% |
| Less PPP Loans | (250,758) | (3,840) | 6.21% |
| Adjusted Total Loans | $ 2,650,533 | $ 29,325 | 4.49% |

| Yield Analysis Q4 2020 | Average Outstanding Balance (000) | Interest Earned (000) | Average Yield[2] |
|---|---|---|---|
| Total Loans | $ 2,961,622 | $ 32,886 | 4.42% |
| Less PPP Loans | (313,608) | (2,892) | 3.67% |
| Adjusted Total Loans | $ 2,648,014 | $ 29,994 | 4.51% |

(1) All PPP loans are classified as Commercial and Industrial loans per regulatory guidelines.
(2) Annualized.

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The Bank Built or Business 12 LOAN DEFERRALS/COVID AT RISK • Provided deferral arrangements to customers to maintain their financial strength through the COVID-19 pandemic and in line with regulatory guidance • Generally approved deferrals to provide time and payment relief • Majority of borrowers with deferral arrangements have returned to normal contractual payment schedules. We continue to work with small number of borrowers with businesses most negatively impacted by the COVID-19 pandemic and monitor them closely • Loan deferrals are down 94% from 689 loans with principal totaling $545.0 million as of 6/30/2020 (1) Percentage based on gross loans as of the date indicated. Number of loans Prinicipal (000) % Number of loans Prinicipal (000) % Commercial and Industrial 6 9,445 $ 0.3% 8 10,709 $ 0.4% Real Estate: Commercial Real Estate 7 22,665 0.8% 9 19,358 0.7% Construction and Development 3 2,195 0.1% 4 8,358 0.3% Total 16 34,305 $ 1.2% 21 38,425 $ 1.3% Balance (000) Deferral Balance (000) % Balance (000) Deferral Balance (000) % Retail Centers 286,191 $ 6,227 $ 9.9% 296,614 $ 6,466 $ 10.1% Oil & Gas 167,483 — 5.8% 167,808 187 5.7% Convenience Stores/Gas Stations 137,799 — 4.7% 133,442 — 4.6% Hotels 89,947 3,084 3.1% 86,720 616 3.0% Restaurants 52,820 — 1.8% 56,600 3,767 1.9% Total 734,240 $ 9,311 $ 25.3% 741,184 $ 11,036 $ 25.3% Loan Deferrals(1) 3/31/2021 12/31/2020 3/31/2021 Covid at Risk Loans (1) 12/31/2020

The Bank Built or Business ALLOWANCE FOR CREDIT LOSSES 13 • Participating in the Paycheck Protection Program offered under the Cares Act •____ PPP loans outstanding, with average loan size of ___ at June 30, 2020 • SBA origination fees of $11.2 M through 6/30/2020. • Processing additional applications • Minimal adjustment to the qualitative factors utilized in calculating the ACL at the end of Q1 • General ACL increased $14,000 due to increases in loans with higher factor rates though overall portfolio decreased $27.3 million. Specific reserves for loans individually evaluated increased $223,000 • Utilized final Moody’s baseline scenario forecast model which considered both COVID-19 and economic stimulus • Increase in ACL for loans during 2020 was driven by the impact of the COVID-19 pandemic, the sustained instability of the oil and gas industry, an increase in adversely graded loans and an increase in charge-offs • The Company’s ACL for unfunded commitments (letters of credit and commitments to extend credit) was $4.3 million as of 3/31/2021 ACL - Loans by Classification (000) 3/31/2020 3/31/2021 12/31/2020 9/30/2020 6/30/2020 ACL Activity (000) Q1 2020 Q4 2020 Q3 2020 Q2 2020 Q1 2021 ` Commercial and Industrial $ 13,812 $ 13,035 $ 13,347 $ 12,108 $ 9,535 Real Estate: Commercial Real Estate 14,280 13,798 12,745 12,424 9,576 Construction and Development 5,445 6,089 6,334 7,050 5,795 1-4 Family Residential 2,458 2,578 2,871 3,173 2,430 Multi-family Residential 2,714 2,513 3,117 2,880 2,413 Consumer 434 440 507 529 477 Agriculture 107 137 164 134 129 Other 1,624 2,047 4,984 1,380 839 Total ACL - Loans $ 40,874 $ 40,637 $ 44,069 $ 39,678 $ 31,194 Allowance for Credit Losses / Loans 1.41% 1.39% 1.49% 1.35% 1.17% Beginning balance $ 40,637 $ 44,069 $ 39,678 $ 31,194 $ 25,280 Provision 286 229 4,569 8,537 4,739 Adoption of CECL — — — — 874 Net (charge-offs) recoveries (49) (3,661) (178) (53) 301 Ending balance $ 40,874 $ 40,637 $ 44,069 $ 39,678 $ 31,194

The Bank Built or Business NPA AND NET CHARGE-OFFS 14 REVENUE • Net interest margin (NIM) remained strong, impacted by lower interest rates and lower yielding PPP loans • Average loan yield (excluding PPP loans) of 4.75% for Q2 2020 • • Average loan yield on PPP loans of 2.28% • Cost of interest bearing liabilities of 0.52% • Asset sensitive, with 49.5% variable rate loans as of June 30, 2020 • Approximately 77% of variable rate loan portfolio had floors EFFICIENCY EFFORTS • Investments in people, technology and systems • Infrastructure capable of supporting a much larger bank • Resulting scalability should allow for growth without significant expenses (1) USA and Texas figures are from SNL Financial aggregates and 2020 is the latest period available from SNL. • Nonperforming assets, or NPA, remained low relative to total assets at $23.6 million, or 0.59% of total assets, as of 3/31/2021 • The increase in nonperforming assets during 2020 was largely the result of the increase in adversely graded loans and increases in past due loans associated with businesses impacted by the COVID-19 pandemic and resultant economic circumstances Nonperforming Assets • Net charge-offs remained low relative to total loans at $49,000 for Q1 2021, or 0.01% of average loans, on an annualized basis • Net charge-offs were $3.6 million for 2020, or 0.13% of average loans Net Charge-Offs Nonperforming Assets / Total Assets(1) Net Charge-Offs /Average Loans(1) 1.31% 0.70% 0.59% 0.62% 0.91% 0.50% 0.48% 0.31% 0.27% 0.11% 0.03% 0.61% 2017 2018 2019 2020 USA TX CBTX 0.48% 0.50% 0.52% 0.49% 0.18% 0.17% 0.17% 0.26% 0.00% (0.03%) 0.02% 0.13% 2017 2018 2019 2020 USA TX CBTX

The Bank Built or Business REVENUE AND EFFICIENCY 15 REVENUE • Net interest margin (NIM) remained strong, impacted by lower interest rates and lower yielding PPP loans • Average loan yield (excluding PPP loans) of 4.75% for Q2 2020 • • Average loan yield on PPP loans of 2.28% • Cost of interest bearing liabilities of 0.52% • Asset sensitive, with 49.5% variable rate loans as of June 30, 2020 • Approximately 77% of variable rate loan portfolio had floors EFFICIENCY EFFORTS • Investments in people, technology and systems • Infrastructure capable of supporting a much larger bank • Resulting scalability should allow for growth without significant expenses (1) 2018 – 2020 figures as of year end 12/31. Q1 2021 figures annualized as of 3/31/2021. (2) Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income. • Net interest margin, or NIM, on a tax equivalent basis was 3.71% for Q1 2021, 3.62% for Q4 2020 and 4.06% for Q1 2020 • Cost of interest-bearing liabilities was 0.34% for Q1 2021, down from 0.39% for Q4 2020 and 0.94% for Q1 2020 • At 3/31/2021, 51.2% of loans were variable rate and 70.3% of the variable rate loans had floors Revenue • Investments in people, technology and systems • Infrastructure capable of supporting a much larger bank • Resulting scalability should allow for growth without significant expenses Efficiency Revenue and NIM(1) Efficiency(1)(2) 59.0% 58.3% 64.2% 64.3% 2.60% 2.67% 2.45% 2.40% 2018 2019 2020 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 54% 56% 58% 60% 62% 64% 66% 2018 2019 2020 Q1 2021 Axis Title Axis Title Axis Title Efficiency Ratio NI Exp. / Avg. Assets $139 $155 $143 $147 4.35% 4.42% 3.73% 3.71% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% $0 $20 $40 $60 $80 $100 $120 $140 $160 2018 2019 2020 Q1 2021 Net Int Inc & Noninterest Income NIM, tax equivalent basis

16 At CommunityBank of Texas, we’re committed to building strong, honest relationships. We strive to keep our clients’ and partners’ needs at the forefront of everything we do. And we measure our success by the success we help create for them. OUR VISION Here to Serve. OUR POSITIONING To experienced business owners, CommunityBank of Texas is the financial partner that delivers a better banking experience. OUR PERSONALITY Resourceful, Trustworthy, Friendly, Responsive, Strong At CommunityBank of Texas, we believe in a powerful and multi-faceted statement, one that drills straight to the heart of our reason for being, while clearly illuminating the mission that our many employees pursue each day: Here to serve. Here to serve is a commitment to building strong and honest relationships, a clarion call to remember that in everything we do, our highest purpose is to transform our extensive financial expertise into success for our clients. Relationships are the bedrock of our business – both internally and externally – and there is a stewardship in the word serve that promises that, in these relationships, we will be caring, humble and precise. That we will keep the needs of our clients at the forefront of our minds at all times and measure our performance by the success we create for each other. The other critical component of our brand vision is the word here, which serves several important roles. Here is a promise that we will be there for our clients and answer the call when they need us the most. We will be Dependable. Honest. Trustworthy. And we will remember that every time is the right time to put our clients’ needs first. Here is also a pledge to be visible and present in the communities we serve. It adds weight to the first and most key component of our name: Community. We are not some faceless financial institution located high above the rank and file, safely sheltered in an ivory tower. We are right here, serving the cities and communities in which we live. Day-in and day-out. We sponsor civic events, donate back to our neighbors in need, and spend the time to really get to know our clients on a personal level. In the face of an increasingly digital and impersonal world, we are proudly present in the lives of our clients and our communities.

APPENDIX

18 NON-GAAP RECONCILIATIONS Our management uses certain non-GAAP financial measures to evaluate performance. We have included in this presentation information related to these non-GAAP financial measures for the applicable periods presented. The following tables reconcile, as of the dates set forth below:(1) book value per share to tangible book value per share;(2) total shareholders’ equity to total assets to tangible equity to tangible assets;(3) return on average shareholders’ equity to return on average tangible equity; and (4) net income to pre-provision net revenue. The most directly comparable GAAP financial measure for tangible book value per share is book value per share and the most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets. The most directly comparable GAAP financial measure for return on average tangible equity is return on average shareholders’ equity. The most directly comparable GAAP financial measure for pre-provision net revenue is net income.

# NON-GAAP RECONCILIATIONS (Continued)

| (000) | 3/31/2021 | 12/31/2020 | 9/30/2020 | 6/30/2020 | 3/31/2020 |
|---|---|---|---|---|---|
| Total Shareholders' Equity | $ 545,349 | $ 546,451 | $ 540,921 | $ 537,356 | $ 536,874 |
| Goodwill | (80,950) | (80,950) | (80,950) | (80,950) | (80,950) |
| Other Intangibles | (3,991) | (4,171) | (4,303) | (4,496) | (4,700) |
| Tangible Equity | $ 460,408 | $ 461,330 | $ 455,668 | $ 451,910 | $ 451,224 |
| Total Assets | $ 4,028,639 | $ 3,949,217 | $ 3,814,672 | $ 3,901,725 | $ 3,425,650 |
| Goodwill | (80,950) | (80,950) | (80,950) | (80,950) | (80,950) |
| Other Intangibles | (3,991) | (4,171) | (4,303) | (4,496) | (4,700) |
| Tangible Assets | $ 3,943,698 | $ 3,864,096 | $ 3,729,419 | $ 3,816,279 | $ 3,340,000 |
| Common Shares Outstanding | 24,442 | 24,613 | 24,713 | 24,755 | 24,746 |
| Book Value Per Share | $ 22.31 | $ 22.20 | $ 21.89 | $ 21.71 | $ 21.70 |
| Tangible Book Value Per Share | $ 18.84 | $ 18.74 | $ 18.44 | $ 18.26 | $ 18.23 |
| Total Shareholders' Equity to Total Assets | 13.54% | 13.84% | 14.18% | 13.77% | 15.67% |
| Tangible Equity to Tangible Assets | 11.67% | 11.94% | 12.22% | 11.84% | 13.51% |

| (000) | Q1 2021 | Q4 2020 | Q3 2020 | Q2 2020 | Q1 2020 |
|---|---|---|---|---|---|
| Average Shareholders' Equity | $ 549,528 | $ 545,134 | $ 543,765 | $ 543,387 | $ 537,828 |
| Average Goodwill | (80,950) | (80,950) | (80,950) | (80,950) | (80,950) |
| Average Other Intangibles | (4,098) | (4,269) | (4,414) | (4,617) | (4,748) |
| Average Tangible Equity | $ 464,480 | $ 459,915 | $ 458,401 | $ 457,820 | $ 452,130 |
| Annualized Net Income | $ 40,633 | $ 40,721 | $ 25,544 | $ 8,700 | $ 30,330 |
| Return on Average Shareholders' Equity | 7.39% | 7.47% | 4.70% | 1.60% | 5.64% |
| Return on Average Tangible Equity | 8.75% | 8.85% | 5.57% | 1.90% | 6.71% |
| Net Income | $ 10,019 | $ 10,236 | $ 6,421 | $ 2,163 | $ 7,541 |
| Provision for Credit Losses | 412 | (135) | 4,108 | 9,870 | 5,049 |
| Income Tax Expense | 2,485 | 2,283 | 1,344 | 539 | 1,868 |
| Pre-Provision Net Revenue | $ 12,916 | $ 12,384 | $ 11,873 | $ 12,572 | $ 14,458 |

CBTX, INC.

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